UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant     Filed by a party other than the registrant

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Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)

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On May 3, 2021, the Registrant published the following comments and images on Twitter:

Vote the WHITE proxy card today to protect your investment in MDXG. [https://mimedx.gcs-web.com/news-releases/news-release-details/mimedx-files-definitive-proxy-materials-and-mails-letter-0]

The MIMEDX Board has a clear plan for value creation, read more about what we are doing to protect your investment. [https://votemimedx.com]

The MIMEDX transformation is well underway but there is more work to be done. Learn more about how our company’s leaders are implementing our transformative strategy. [https://votemimedx.com]

Our strategy is driving performance and significant shareholder returns. Know the facts before you vote the WHITE proxy card FOR MIMEDX’s qualified candidates. [https://votemimedx.com]

Our leadership team’s actions have driven stock price appreciation of 237% since Mr. Wright assumed the role of CEO. Learn more about why our team is the right team to lead MIMEDX.
[https://votemimedx.com]